Exhibit 99.1

1 March 2024

Flutter Entertainment plc (“Flutter”)

Changes to the Flutter Board of Directors and Committee Membership

Flutter hereby announces that David Lazzarato, has decided not to seek re-election at the Annual General Meeting to be held on 1 May 2024 and will, therefore, step down from the Board at the conclusion of that meeting.

John Bryant, Chair of Flutter, commented: “I wish to take this opportunity to thank David for his exceptional contribution to the Board over the past eight years. We wish David well for the future.”.

With effect from the conclusion of the Annual General Meeting on 1 May 2024:

•	Nancy Cruickshank will replace David Lazzarato as Chair of the Risk and Sustainability Committee;

•	Nancy Cruickshank will replace David Lazzarato as a member of the Audit Committee;

•	Nancy Cruickshank will step down as a member of the Compensation and Human Resources Committee and will be replaced by Nancy Dubuc;

•	Nancy Dubuc to be appointed as a member of the Risk and Sustainability Committee; and

•	Nancy Dubuc will step down from the Nominating and Corporate Governance Committee.

Enquiries:

Edward Traynor

Company Secretary

Tel: +353 (87) 2232455